As filed with the Securities and Exchange Commission on April 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CNA FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-6169860 (I.R.S. Employer Identification Number)

333 S. Wabash Chicago, Illinois (Address of Principal Executive Offices)	60604 (Zip Code)
CNA Financial Corporation Incentive Compensation Plan
(Full Title of the Plan)
Jonathan D. Kantor
Executive Vice President, General Counsel and Secretary
CNA Financial Corporation
333 South Wabash Avenue
Chicago, Illinois 60604
(312) 822-5000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Share	Price	Registration Fee
Common Stock, par value $2.50 per share	2,000,000 shares (1)	$28.70 (2)	$57,400,000 (2)	$4,093 (2)

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the CNA Financial Corporation Incentive Compensation Plan, relating to adjustments for changes resulting from a stock dividend, stock split or similar change.

(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $28.70 per share represents the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on April 26, 2010.

EXPLANATORY NOTE
     A Registration Statement on Form S-8 (File No. 333-129538) was filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2005 covering the registration of 2,000,000 shares of Common Stock under the CNA Financial Corporation 2000 Incentive Compensation Plan, which was amended and restated as the CNA Financial Corporation Incentive Compensation Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares of Common Stock under the Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     CNA Financial Corporation (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:
     (1) Our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 23, 2010; and
     (2) The description of our Common Stock contained in our registration statement on Form 8-A/A (File No. 001-05823), filed with the Commission on April 14, 2010, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
     The legality of the securities being registered hereby has been passed on by Jonathan D. Kantor, Esq., the Registrant’s Executive Vice President, General Counsel and Secretary, and an employee of the Registrant’s subsidiary, Continental Casualty Company. Mr. Kantor will be eligible to participate in the Plan and has previously received awards under the Plan of stock appreciation rights and options to purchase shares of the Registrant’s common stock.
Item 8. Exhibits.
     The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of April, 2010.

CNA FINANCIAL CORPORATION
By:	/s/ Craig Mense
D. Craig Mense
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Thomas F. Motamed Thomas F. Motamed	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 28, 2010

/s/ Craig Mense D. Craig Mense	Executive Vice President and Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	April 28, 2010

/s/ Paul J. Liska Paul J. Liska	Director	April 28, 2010

/s/ Jose O. Montemayor Jose O. Montemayor	Director	April 28, 2010

/s/ Don M. Randel Don M. Randel	Director	April 28, 2010

/s/ Joseph Rosenberg Joseph Rosenberg	Director	April 28, 2010

/s/ Andrew H. Tisch Andrew H. Tisch	Director	April 28, 2010

/s/ James S. Tisch James S. Tisch	Director	April 28, 2010

/s/ Marvin Zonis Marvin Zonis	Director	April 28, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Certificate of Incorporation of CNA Financial Corporation, as amended May 6, 1987 (incorporated by reference to Exhibit 3.1 of the Registrant’s registration statement on Form S-8 (File No. 333-65493) filed on October 9, 1998)

3.2	Certificate of Amendment to Certificate of Incorporation of CNA Financial Corporation, dated May 14, 1998 (incorporated by reference to Exhibit 3.1a of the Registrant’s annual report on Form 10-K for the year ended December 31, 2006)

3.3	Certificate of Amendment to Certificate of Incorporation of CNA Financial Corporation, dated May 10, 1999 (incorporated by reference to Exhibit 3.1 of the Registrant’s annual report on Form 10-K for the year ended December 31, 1999)

3.4	By-Laws of CNA Financial Corporation, as amended effective October 24, 2007 (incorporated by reference to Exhibit 3ii.1 of the Registrant’s current report on Form 8-K, dated October 29, 2007, filed on October 29, 2007)

4.1	CNA Financial Corporation Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant’s Definitive Proxy Statement on Schedule 14A, dated April 2, 2010, filed on April 2, 2010)

5.1*	Opinion of Jonathan D. Kantor, Esq.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Jonathan D. Kantor, Esq. (included in Exhibit 5.1)

*	Filed herewith